UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

July 20, 2023

Date of Report (Date of earliest event reported)

ROTH CH ACQUISITION V CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41105	86-1229207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCL	The Nasdaq Stock Market LLC
Warrants	ROCLW	The Nasdaq Stock Market LLC
Units	ROCLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to the Non-Redemption Agreements

As previously reported, on May 3 and 4, 2023, Roth CH Acquisition V Co., a Delaware corporation (the “Company”), entered into non-redemption agreements (the “Non-Redemption Agreements”) with certain stockholders owning, in the aggregate, 2,000,000 shares of the Company’s common stock, pursuant to which, among other things, such stockholders agreed not to redeem or exercise any right to redeem such public shares in connection with the stockholder vote at the special meeting of stockholders held by the Company on May 17, 2023 to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate a business combination from June 3, 2023 to December 4, 2023. Pursuant to the Non-Redemption Agreements, certain initial stockholders of the Company agreed to pay the stockholders that entered into such agreements $0.04 per share for each one-month extension in connection with such agreements.

On July 20, 2023, the Company entered into amendments (the “Amendments”) to the the Non-Redemption Agreements to provide that the Company or certain initial stockholders of the Company, or their affiliates or designees, shall pay such stockholders that entered into the Non-Redemption Agreements $0.04 per share for each one-month extension in connection with such agreements.

The foregoing description of the Amendments and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the text of the Amendments, a form of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in this Item 2.03 is incorporated by reference in Item 1.01.

Promissory Note

On July 26, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of up to $750,000 (the “Note”) to individuals or entities listed on the Note (the “Payees”). Pursuant to the Note, the Payees agreed to loan to the Company an aggregate amount of up to $750,000 that shall be payable on the earlier of (i) the date on which the Company consummates an initial business combination as such term is defined in the Company’s Amended and Restated Certificate of Incorporation (the “Business Combination”), or (ii) the date the Company liquidates if a Business Combination is not consummated. The Note bears no interest rate. In the event that the Company does not consummate a Business Combination, the Note will be repaid only from amounts remaining outside of the Company’s trust account, if any.

The proceeds of the Note will be used for the Company to pay various expenses of the Company, including the extension payments, and for general corporate purposes.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Form of Amendment to Non-Redemption Agreement
10.2	Promissory Note dated July 26, 2023
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2023

ROTH CH ACQUISITION V CO.

By:	/s/ John Lipman
Name:	John Lipman
Title:	Co-Chief Executive Officer and Co-Chairman of the Board